SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 22, 2003

TRADING SOLUTIONS.COM INC.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

333-85787
(Commission File Number)

88-0425691
(IRS Employer Identification Number)

2469 E. 7000 S., #214, Salt Lake City, Utah 84121
(Address of principal executive offices, including zip code)

(801) 274-1011
(Registrant's telephone Number, including area code)

Not applicable
(Former name or former address, if changed since last report)

====================================================================

Item 1. Changes in Control of Registrant.

(a) On December 20, 2003, a stock purchase agreement was executed by and between Pete Falvo who was the owner of approximately 83% of our outstanding voting securities as the seller and Mark L. Baum as the buyer.

    By virtue of the percentage of our voting securities acquired under the stock purchase agreement by Mr. Baum, the stock purchase agreement is deemed to have involved a "change of control" of the Registrant.

The source of the consideration used by Mr. Baum to acquire his interest in the Registrant was cash from his funds.

The primary basis of the "control" by Mr. Baum is stock ownership.

The principal terms of the stock purchase agreement were:

1. Mr. Falvo agreed to sell and Mr. Baum agreed to buy 15,000,000 shares of our common stock that were "restricted securities" of an "affiliate."

    2. The closing of the stock purchase agreement was subject to the satisfaction of the following:

  The purchase of the controlling shares by Mr. Baum at par value for a total of $15,000.
  The payment of $190,000 to reimburse Mr. Falvo for expenses paid on our behalf; and
  The delivery to Mr. Baum of written representations and warranties by our board of directors respecting various matters about us.
    Prior to the completion of the stock purchase agreement, we had 18,073,500 outstanding shares of common stock.

    A copy of the stock purchase agreement, including all material exhibits and related instruments, accompanies this current report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference.

    (b)(i) To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our common stock prior to the closing of the stock purchase agreement, and the share holdings of the members of management based upon 18,073,500 outstanding shares:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)

Pete Falvo (2) c/o Trading Solutions.com, Inc. 2469 E. 7000 S., #214 Salt Lake City, Utah 84121	15,000,000	82.9%
All current directors and executive officers as a group (none)	--	--%

(1) Includes shares of common stock subject to warrants currently exercisable or convertible within 60 days of December 20, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Officer and/or Director

(b)(ii) To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock following the closing of the stock purchase agreement, and the share holdings of the new members of management based upon 18,073,500 outstanding shares:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)

Mark L. Baum (2) 249 South Highway 101, Suite 432 Solana Beach, California 92075	15,000,000	82.9%
All current directors and executive officers as a group (1 person)	15,000,000	82.9%

(1) Includes shares of common stock subject to warrants currently exercisable or convertible within 60 days of December 20, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Officer and/or Director

Item 2. Acquisition or Disposition of Assets.

(a) See Item 1.

The consideration exchanged under the stock purchase agreement was negotiated at "arms length," between the parties, with the consent of the board of directors. Our board of directors used the following criteria in evaluating whether to provide the representations and warranties required under the stock purchase agreement: Mr. Baum's personal background and experience; and the potential benefit to our stockholders. The board of directors determined that the purchase and sale was reasonable, under these circumstances, in its good faith judgment, and to our benefit and our remaining stockholders.

    Mr. Baum had no ownership interest in us prior to the closing of the stock purchase agreement.

(b) The Registrant’s Proposed Operations

We have no assets, liabilities or ongoing operations. Nevertheless, management believes that it may be able to recover some value for our shareholders by the adoption and implementation of a plan to seek, investigate and, if the results of such investigation warrant, effect a business combination with a suitable privately held company that has both business history and operating assets. Our potential success will be primarily dependent on the efforts and abilities of our new management, who will has virtually unlimited discretion in searching for, negotiating and entering into a business combination transaction.

Management believes that the selection of a business opportunity will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our new management team believes that there are numerous privately held companies seeking the perceived benefits of becoming a publicly held corporation. Such perceived benefits may include facilitating debt financing or improving the terms on which additional equity may be sought, providing liquidity for the principals of the business, creating a means for providing stock incentives or similar benefits to key employees, providing liquidity for all stockholders and other factors.

Potential business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis extremely difficult and complex. Our new management team believes we will only be able to participate in one business venture. This lack of diversification should be considered a substantial risk because it will not allow us to offset potential losses from one venture against gains from another.

Management believes that we will offer owners of a suitable privately held company the opportunity to acquire a controlling ownership interest in a public company:
  In less time than would be required for a traditional IPO;
  For less out-of-pocket cost than would be required for a traditional IPO; and
  With a greater degree of certainty that the transaction will ultimately close.
Nevertheless, the owners of any target that we select will incur significant costs and expenses, including the costs of preparing the required business combination agreements and related documents, the costs of preparing a Current Report on Form 8-K describing the business combination transaction and the costs of preparing the documentation associated with future reporting under the Securities Exchange Act of 1934.

While our management believes that we will be able to enter into a business combination, there can be no assurance as to how much time will elapse before a business combination is effected, if ever.

In the event that a business combination is consummated, it is likely that our present shareholders will own only a small minority interest in the combined companies. In addition, as part of the terms of an acquisition transaction, our current officers and directors will ordinarily resign and be replaced by new officers and directors selected by the target company. Management does not intend to obtain shareholder approval prior to consummating any acquisition other than a statutory merger.

Item 6. Resignations of Registrant's Directors.

On December 20, 2003, Mr. Baum was designated to serve on our board of directors and hold executive officer positions until the next respective annual meetings of the stockholders and the board of directors and until his respective successors are elected and qualified or until his prior resignation or termination. Effective on December 20, 2003, Mr. Baum will serve as a director, president and chief executive officer. Our current director and executive officers resigned on December 20, 2003, citing a lack of ownership or beneficial interest in our common stock as the reasons for his resignation.

Item 7. Financial Statements and Exhibits.

(c)    Exhibits.

99.1    Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

                                TRADING SOLUTIONS.COM INC.
Date: December 22, 2003           By: /s/ Mark L. Baum
   Mark L. Baum
   President, Chief Executive Officer and Chairman of the Board